UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

September 22, 2014
Date of Report (Date of earliest event reported)

ROYAL BANCSHARES OF PENNSYLVANIA, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	0-26366	23-2812193
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

732 Montgomery Avenue, Narberth, Pennsylvania	19072
(Address of principal executive offices)	(Zip Code)

(610) 668-4700
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

On September 22, 2014, Royal Bancshares of Pennsylvania, Inc. (the “Company”) notified ParenteBeard LLC (“ParenteBeard”) that it had been dismissed as the Company’s independent registered public accounting firm.  The dismissal of ParenteBeard was approved by the Audit Committee of the Company’s board of directors.

The reports of independent registered public accounting firm ParenteBeard regarding the Company’s financial statements for the fiscal years ended December 31, 2012 and 2013 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2012 and 2013, and during the interim period from the end of the most recently completed fiscal year through September 22, 2014, the date of dismissal, there were no disagreements with ParenteBeard on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of ParenteBeard, would have caused it to make reference to such disagreement in its reports and no “reportable events” within the meaning of Item 304(a)(v) of SEC Regulation S-K.

The Company provided ParenteBeard with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission and requested that ParenteBeard furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements and, if it does not agree, the respects in which it does not agree.  A copy of the letter, dated September 26, 2014, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

The Company is in the process of selecting a new independent registered public accounting firm to audit the Company’s financial statements and expects to complete that process in the near future.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

16.1	Letter from ParenteBeard re Change in Certifying Accountant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL BANCSHARES OF PENNSYLVANIA, INC.

Dated: September 26, 2014

	By:	/s/ Michael S. Thompson
Michael S. Thompson
Executive Vice President and
Chief Financial Officer